Exhibit (c)(4)

ru-lNCOLN INTERNATIONAL CONFIDENTIAL - DRAFT Preliminary Valuation Analysis Presentation to: The Special Committee of the Board of Directors of Asta Funding, Inc. March 13, 2020 Sta

Disclaimer and Confidentiality Statement This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectives', the •Materials'), are provided to, and soleb' for the information of, the Committee (as defined herein) of the Company (as defined herein) in connection with the Committee's consideration of a Proposed Transaction (as defined herein) This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions held with Lincoln (as defined herein) in connection therewttm Any defined terms used hereinshall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the Materials The Materials are for discussion purposes onbq Lincoln expressb' disclaims any and all liability which may be based on the Materials and any errors therein or omissions therefrom The Materials were prepared for specific persons familiar wth the business and affairs of the Company for use in a specific context and were not prepared wth a view toward public disclosure or to conform with any dScIcsure standards under any state, federal or international securities or other Gws, rules or regulations, and none of the Committee, the Company, or Lincoln takes any raponsibilty for the use of the Materials persons other than the Committee and the Compan•y The Materials are provided on a confidential basissoleb' for the information of the Committee and the Company, other than as described in the engagement letter between Lincoln and the Company, dated November 22, 2019 (as amended on February 29, 2020, the •Enaaaement Letter'), and may not be dScIosed, summarized, reproduced, disseminated, quoted, or otherwee referred to, in whole or in part, without Lincoln's express prior written consent The Materials are nec—sarib' based on financial, economic, market, and other condtions as in effect on, and the information available to Lincoln as of, the date of the Materials Athough subsequent developments may affect the contents of the Materials, Lincoln has not undertaken, and is under no obligation, to update, revise, or reaffirm the Materials The Materials are not intended to provide the sole basis for evaluation of the Proposed Transaction and do not purport to contain all information that may be required to do sm The Materials do not address the underb'ing business decision of the Company or any other party to proceed with or effect the Proposed Transactiom The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Commttee, the Company, any securty holder of the Company, or any other party as to how to vote or act with respect to any matter relating to the Proposed Transaction or otherwise Lincoln's ony opinion is the Opinion (as defined herein), if any, that is actualty delivered to the Committee The Materials may not reflect fiformation known to other professionals other business areas of Lincoln and ts affiliates The preparation of the Materials was a complex proc—s involving quantitative and qualitative judgments and deter minations with respect to the financial, comparative, and other anab'tic methods employed and the adaption and application of these methods to the unique facts and circumstanc— praented and, therefore, is not readib' susceptible to partial anatysS or summary descriptiom Furthermore, Lincoln did not attibute any particular weight to any anaysS or factor considered b,' t, but rather made qualitative judgments as to the significance and relevance of each anatysis and factor Each anatytical technique has inherent strengths and weakness—, and the nature of the available information may further affect the value of particular techniqu— Accordingb', the anatys— contained in the Materials must be considered as a whole Selecting portions of the anatys—, anatytic methods and factors without considering all anatyses and factors could create a misleading or incomplete viei% The Materials reflect judgments and assumptions with regard to industry pefformance, general business, economic, regulatory, market, financial conditions, and other matters, many of which are beyondthe controlofthe participants in the Proposed Transactiom Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future resuts or values, whidl may be significantly more or less favorable Any anatys— relating to the value of asseÉ, businesses, or securities do not purport to be appraisals or to reflect the prees at whizh any asseÉ, busin—s—, or securities may actually be The Materials do not constitute a fairness opinion, solvency opinion, valuaton opinion, credit rating, an anatysis of the Company's credit worthin—s, as tu advice, or as accounting advice The Materials do not ad&ess any other terms, aspects, or implications of the Proposed Transaction, or any agreements, arrangements, or understandin* entered into in connection with the Proposed Transaction or othewee Furthermore, the Materials do not addr—s the fairn—s of any portion or aspect of the Proposed Transaction to any party In preparing the Materials, Lincoln has not conducted any physeal inspection or independent appraisal or evaluation of any of the assets, properties, or liabilities (contingent or other-wee) of the Company or any other party A.,LINCOLN INTERNATIONAL Sta

Disclaimer and Confidentiality Statement (cont'd) Except as other-wee noted in the Materials, all budgets, projections, estimates, financial anatys—, reports, and other information with respect to operations (including estimates of potential cost savings and expense reflected in the Materials have been liepared management of the Company CManaaementE) or are derived from such budgeB, projections, —timates,financial anatys—, reports and other information or from other sourc—, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable The budgets, projections and estimates contained in the Materials may or may not be achieved and differenc— between Injected resu& and those actualb' achieved may be material Lincoln has relied upon repr—entations made by Management and other participants in the Proposed Transaction that such budgets, Injections, and estimates have been reasonabty prepared in good faith on bases reflecting the best currents' available estimates and judgments of such Management (or, with rapect to information obtained from public sources, repr—ent reasonable estimates), and Lincoln expr—ses no opinion wth respect to such budgets, Injections, or estimates or the assumptions on which they are based Lincoln has assumed and relied upon the accuracy and completeness of the financial and other information provided to, decussed with or reviewed by t without (and without assuming responsibilty for) independent verification of such information, makes no repr—entation or warranty (EKIyess or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other parttipants in the Proposed Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or In addition, Lincoln has relied upon and assumed, without independent verification, that there has been no change in the business, asseÉ, liabilities, financial condition, resu& of operations, cash flows, or licspecÉ of the Company or any other participant in the Proposed Transaction since the respectVe dates of the most recent financial statements and other in formation, financial or otherwise, prodded to, discussed with or reviewed by Lincoln that would be material to ts anatyses, and that the final forms of any draft documents reviewed by Lincoln will not differ in any material respect from such draft documents The Materials do not constitute a commitment by Lincoln or any of ts affiliates to undewrite, for or place any securities, to extend or arrange credit, or to grovide any other services Lincoln provides mergers and acquisitions, restucturing, and other adv—ory servees to clients, which may have in the past included, or may currentb' or in the future include, one or more interested parties to the Proposed Transaction (each an for whCh ser.'ic— Lincoln has receVed, and may receVe, compensatiom Although Lincoln in the course of such activities and relationships or othewee may have acquired, or may in the future acquire, information about one or more Interested Parties or the Proposed Transaction, or that otherwise may be of interest to the Company, Lincoln shall have no obligation to, and may not be contractualb' permitted to, disclose such information, or the fact that Lincoln is in possession ofsuch information, to the Company or to use such information on the Companys behalf Lincoln and ts affiliates provide a range of investment banking and financial servic— and, in that regard, Lincoln may in the future provide, investment banking and other financial servic— to the Company or ts respective affiliates, for which Lincoln and our affiliates would expect to receive compensatiom THIS REPORT IS NOT INTENDED TO REPRESENT AND DOES NOT REPRESENT AN OPINION BY LINCOLN. A.,LINCOLN INTERNATIONAL Sta

Table of Contents Section 1 Section 2 Section 3 Section 4 Section 5 Section 6 Section 7 Appendix A Appendix B Appendix C Appendix D Executive Summary Summary of Key Changes from January 16, 2020 Presentation Preliminary Valuation Analysis Consumer Receivables Preliminary Valuation Analysis — Personal Injury Claims Preliminary Valuation Analysis - GAR Preliminary Valuation Analysis Small Business Lending Preliminary Valuation Analysis Corporate Overhead Valuation Support Fully-Diluted Shares Outstanding Asta Trading Analysis Illustrative Premiums Paid Analysis 5 13 17 21 28 34 38 42 64 66

Executive Summary Section 1

Executive Summary Engagement Overview, Proposed Transaction, and Determinations Engagement Overview Lincoln International LLC ('Lincoln") has bean engaged to serve as financial advisor to the Special Committee of the Board of Directors (the 'Committee") of Asta Funding, Inc. ('Astar or the to (i) provide customary financial and valuation advisory services to the Committee to assist it in evaluating and, if requested by tha Committee, negotiating the Proposed Transaction (as described below), and (ii) upon request by the Committee, render to it a written opinion, as described below. Proposed Transaction It is Lincoln's understanding that the Proposed Transaction involves the offer made by Gary Stern, the Chairman and Chief Executive Officer (the 'CEO") of the Company to acquire the shares of common stock of the Company not owned by the CEO or his family (the 'Public Shares" and such holders, the 'Public Shareholders") through a merger transaction in which tha Public Shares will be converted into the right to receive cash consideration of [S11_06] per share (the 'Consideration", and such transaction, the 'Proposed Transaction"). The Opinion Upon request by the Committee, Lincoln will render a written opinion (the 'Opinion") as to whether the Consideration to be received by the Public Shareholders in connection with the Proposed Transaction is fair, from a financial point of View, totha Public Shareholders. A.,LINCOLN INTERNATIONAL Source: Mm Stern's proposalto the aoardas of October30, 2019; as verbally increasedto ISII 001 per shareon a telephonic call with Mm Stern and the Chairman of the Special Committee on December 31 2019 and further increasedtolSI I ISI per shareon a telephonic call with Mm Stern and the Chairman of the Special Committee on January 19, 2020 Sta

Executive Summary Descriptions of the Four Sets of Projections • '"Original Management Proiections" Represents tha projections prepared and provided by Management ofthe Company to Lincoln on December g, 2019_ • "First Revised Management Proiections" Represents tha projections prepared and provided by Management of the Company to Lincoln on January 6, 2020. • '"Adiusted Management Proiections" Represents the projections prepared and provided by Management of the Company to Lincoln, and with respect to corporate overhead expense projections, reflecting certain adjustments as reviewed and approved for Lincoln's use by the Special Committee on January 13, 2020. '"Management Proiections" Represents the projections prepared and provided by Management of the Company to Lincoln on February 21, 2020. Key Changes Updated to include actual results through December 31, 2019 The forecasts for all business Segments, including corporate overhead, were revisited by Management of the Company The Management Projections now include a new Segment, Small Business Lending, which is expected to launch in FY2020 The Management Projections were approved by the Special Committee for use by Lincoln in its financial valuation analysis Source: Company Management A.,LINCOLN INTERNATIONAL Sta

Executive Summary Lincoln Valuation Methodology • Lincoln performed a sum-of-the-parts financial analysis for each of the five primary operating segments of Asta: (i) consumer receivables, (Il) personal injury claims, (iii) social security disability advocacy, (iv) small business lending and (v) collectively. the 'Segments"). corporate overhead (each a 'Segment", and Segment Consumer Receivables Personal Injury Claims Social Security Disability Advocacy Small Business Lending Corporate Overhead Entity Palisades Collection, LLC (United States) Palisades Collection, LLC (International: Colombia and Peru) Simia Capital, LLC ('Simia") Sylvave, LLC ('Sylvave") Arthur Funding, LLC ('Althur Eundj_ng") GAR Disability Advocates, LLC ('GAR") Valuation Methodology (1) DCF DCF Selected Public Companies / M&A Transactions Analysis Selected Public Companies Analysis DCF DCF Cumulative FY2020-FY2026 Revenue EBITDA 2 Revenue: 13.1% • EBITDA: 26 Revenue: • EBITDA: Revenue: 361 • EBITDA: 691.0% Revenue: • EBITDA: 31.4% Revenue: n/a • EdiTDA: n/a Revenue: • EBITDA: n/a • For each Segment's DCF analysis, Lincoln utilized the Management Projections, and a capital asset pricing model weighted average costof capital ('WACC") todiscount to present value the future cash flows in the Management Projections. Based on an analysis of the selected public companies used in Lincoln's preliminary analysis and commensurate with the risks related to the Company and each of its Segments, Lincoln used a WACC range of 11 to for all segments with the exception of Small Business Lending, where Lincoln utilized a WACC range of 17_6% to 22.5%, as discussed in further detail herein. Note: Lincoln's valuation anatysisexcludesany potential impact of the derivative lawsuit filed byDanieI Ltten Delaware Chancery Court on November 4, 2019 (the •Derivative Lawsuit) L N L N (I ) Utilizes Management Projections (2) As compared to January 18, 2020 Presentation INTERNATIONAL Sta

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Executive Summary
Preliminary Valuation Summary

Preliminary Valuation Summary
($ in Thousands, except per share values)

			Low	Mid	High	Per Share (1) Low	Per Share (1) Mid	Per Share (1) High	Proposed Transaction
	Liquid Financial Assets								
	Cash And Cash Equivalents (2)		$3,156.0	$3,156.0	$3,156.0	$0.47	$0.47	$0.47	
	Investments (3)		8,000.3	8,000.3	8,000.3	1.18	1.18	1.18	
	Available-For-Sale Securities (3)		60,677.2	60,677.2	60,677.2	8.97	8.96	8.94	
A	Total Liquid Financial Assets		$71,833.5	$71,833.5	$71,833.5	$10.62	$10.60	$10.59	
	Segment Enterprise Value (Sum-of-the-Parts Analysis)								
	Consumer Receivables		$17,900.0	$18,700.0	$19,600.0	$2.65	$2.76	$2.89	
	Personal Injury Claims		3,445.0	3,576.0	3,756.0	0.51	0.53	0.55	
	GAR		6,350.0	7,150.0	8,100.0	0.94	1.06	1.19	
	Small Business Lending		17.0	1,113.0	2,461.0	0.00	0.16	0.36	
	Corporate Overhead		(26,500.0)	(28,100.0)	(30,000.0)	(3.92)	(4.15)	(4.42)	
B	Total Segment Enterprise Value		$1,212.0	$2,439.0	$3,917.0	$0.18	$0.36	$0.58	
	Other Assets								
	Present Value of NOL Tax Benefits		$1,518.7	$1,613.7	$1,721.8	$0.22	$0.24	$0.25	
	Equity Method Investment (Serlefin) (2) (4)		278.0	278.0	278.0	0.04	0.04	0.04	
	Settlements Receivable (2) (5)		1,095.0	1,095.0	1,095.0	0.16	0.16	0.16	
	Other Assets (2) (6)		382.0	382.0	382.0	0.06	0.06	0.06	
C	Total Other Assets		$3,273.7	$3,368.7	$3,476.8	$0.48	$0.50	$0.51	
D = A + B + C	Aggregate Equity Value		$76,319.2	$77,641.3	$79,227.4	$11.28	$11.46	$11.68	
E	Fully-Diluted Shares Outstanding (1)		6,766,315	6,774,607	6,784,214				
F = D / E	Value Per Share		$11.28	$11.46	$11.68				[11.05]
	Implied Aggregate Equity Value Multiples								
	December 31, 2019 Book Value	$89,618.0	0.85x	0.87x	0.88x				
	December 31, 2019 Tangible Book Value	88,208.0	0.87x	0.88x	0.90x				
	LTM December 31, 2019 Earnings	6,945.0	11.0x	11.2x	11.4x				

(1) Fully-diluted shares outstanding were calculated using the Treasury Stock Method and Lincoln's range of Value Per Share; see Appendix B for additional details
(2) As of December 31, 2019, per Company filings
(3) Reflects market value as of March 12, 2020
(4) Relates to the Company's 49% owned joint venture with Serlefin Peru
(5) Relates to a lawsuit filed by the Company against a third-party servicer arising from the servicer's failure to pay certain amounts due under a servicing agreement
(6) Other Assets consists of (i) a Republic Bank Deposit of $203,000 and (ii) a Loan to Serlefin of $179,000

Notes: Lincoln's valuation analysis excludes any potential impact of the derivative lawsuit filed by Daniel Litten in Delaware Chancery Court on November 4, 2019 (the "Derivative Lawsuit");
Proposed Transaction Aggregate Equity Value was implied from the Consideration and the midpoint of Lincoln's fully-diluted shares outstanding

LINCOLN INTERNATIONAL
Asta FUNDING, INC.
9

Per Share Value Bridge from January 16, 2020 Analysis Source: Adjusted Management Projections (prior) and Management Projections (current) Notes: Per Share (Prior) and Per Share (Current) represent the midpoint of Lincoln’s preliminary valuation range  DRAFT $10.81 $0.00 $0.61 $0.18 $0.18 $0.17 $0.16 $0.24 $0.00 $11.46 $0.17 $0.02 $0.63 $0.00 $0.07 $10.50 $10.70 $10.90 $11.10 $11.30 $11.50 $11.70 $11.90 Per Share (Pri or) Cash and Cash Equivalents Investments Available For-Sale Securities Consumer Receivables Personal Injury Claims GAR Small Business Lending Corpor ate Overhead Present Valu e of NOL Tax Benefits Equity Method Investment (Serlefin) Settlement Receivable Other Assets Per Share

Summary of Key Changes from January 16, 2020 Presentation • Liquid Financial Assets: Updated for December 31, 2019 balances; publicly-traded securities With market prices updated as of March 12, 2020. Segment Enterprise Values: Consumer Receivables: Incorporated current Management Projections; Lincoln extended DCF projections by an additional year, based on discussions with Management, given a longer run-off of the consumer receivables portfolio in the Management Projections; Personal Injury Claims: Incorporated current Management Projections for Simia and Sylvave and the latest Arthur Funding portfolio details through March 2, 2020; GAR: Incorporated the currant Management Projections; Lincoln utilized a range of FY2021P EBITDA multiples, based on an analysis of selected public companies, todatermina a range of enterprise values for the Segment; Small Business Landing: Incorporated the current Management Projections; Lincoln applied a terminal price / book value multiple of 1_60x and utilized a WACC range of 17.6% to 22.6% commensurate with venture-like rates of retum given the uncertainty and risk associated with this Segment; and Corporate Overhead: Incorporated the current Management Projections; Lincoln extended the DCF projections by two years, based on discussions with Management, and given the extension of the Consumer Receivables Segment cash flows and the introduction of Small ausiness Landing as a going concern. Corporate overhead expenses ware trended down on a straight-line basis to zero by FY2029, based on discussions with Management. NOL Tax Benefits: The value of the NOL Tax Benefit increased due to an increase in consolidated income throughout the Management Projections. • Other Assets: Updated for December 31, 2019 balances. Fully-Diluted Shares Outstanding: Updated the Treasury Stock Method calculations, using Lincoln's range of per share values; Sea Appendix B for more details. Source: Original Management Projections; First Revised Management Projections; Adjusted Management Projections; Management Projections; Market data as of March 12, 2020; Company Management A.,LINCOLN INTERNATIONAL Sta

Executive Summary
Book Value Reconciliation

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Book Value Reconciliation - Balance Sheet as of December 31, 2019
($ in Thousands, except per share values)

		Book Value		Tangible Book Value		Lincoln Midpoint Valuation Analysis	
		Aggregate	Per Share (1)	Aggregate	Per Share (1)	Aggregate	Per Share (1)
	Operating Assets						
	Consumer receivables acquired for liquidation	$1,448.0	$0.21	$1,448.0	$0.21		
	Investment in personal injury claims, net	4,533.0	0.67	4,533.0	0.67		
	Due from third party collection agencies and attorneys	421.0	0.06	421.0	0.06		
	Accounts receivable, net	203.0	0.03	203.0	0.03		
	Prepaid and income taxes receivable, net	68.0	0.01	68.0	0.01		
	Furniture and equipment, net	96.0	0.01	96.0	0.01		
	Goodwill	1,410.0	0.21	0.0	0.00		
	Other Assets	596.0	0.09	596.0	0.09		
A	**Total Operating Assets**	**$8,775.0**	**$1.30**	**$7,365.0**	**$1.09**		
	Operating Liabilities						
	Accounts payable and accrued expenses	$1,597.0	$0.24	$1,597.0	$0.24		
B	**Total Operating Liabilities**	**$1,597.0**	**$0.24**	**$1,597.0**	**$0.24**		
C = A - B	Total Stockholders' Equity - Operating	$7,178.0	$1.06	$5,768.0	$0.85	$2,439.0	$0.36
	Non-Operating Assets						
	Cash and cash equivalents	$3,156.0	$0.47	$3,156.0	$0.47	$3,156.0	$0.47
	Available-for-sale debt securities (at fair value)	60,587.0	8.94	60,587.0	8.94	60,677.2	8.96
	Investments in equity securities (at fair value)	8,234.0	1.22	8,234.0	1.22	8,000.3	1.18
	Equity method investment	278.0	0.04	278.0	0.04	278.0	0.04
	Settlement receivable	1,095.0	0.16	1,095.0	0.16	1,095.0	0.16
	Deferred income taxes	9,457.0	1.40	9,457.0	1.40	1,613.7	0.24
	Other assets	382.0	0.06	382.0	0.06	382.0	0.06
D	**Total Non-Operating Assets**	**$83,189.0**	**$12.28**	**$83,189.0**	**$12.28**	**$75,202.3**	**$11.10**
	Total Stockholders' Equity - Non-Operating	$83,189.0	$12.28	$83,189.0	$12.28	$75,202.3	$11.10
E = C + D	Total Stockholders' Equity	$90,367.0	$13.34	$88,957.0	$13.13	$77,641.3	$11.46

(1) Fully-diluted shares outstanding of 6,774,607 were calculated using the Treasury Stock Method and Lincoln's midpoint per share value; see Appendix B for additional details

Source: Company filings

LINCOLN INTERNATIONAL
Asta FUNDING, INC.
12

Summary of Key Changes from January 16, 2020 Presentation Section 2

Summary of Key Changes from January 16, 2020 Presentation Comparison of Management Projections – Total Revenue Sources: Original Management Projections; First Revised Management Projections; Adjusted Management Projections; Management Projections Note: Total Revenue for each of the First Revised Management Projections and the Adjusted Management Projections are identical $7.6 $15.0 $15.0 $15.0 $15.0 $15.0 $15.0 $14.0 $14.0 $14.0 $14.0 $14.0 $14.0 $14.8 $14.8 $14.8 $14.8 $14.8 $14.8 $16.1 $16.1 $16.1 $16.1 $16.1 $16.1 $16.9 $16.9 $16.9 $16.9 $16.9 $16.9 $16.0 $16.0 $16.0 $16.0 $16.0 $16.0 $15.7 $15.7 $15.7 $15.7 $15.7 $15.7 $0.0$0.0$0.0$0.0 $2.0$2.0$2.0$2.0 $4.0$4.0$4.0$4.0 $6.0$6.0$6.0$6.0 $8.0$8.0$8.0$8.0 $10.0$10.0$10.0$10.0$10.0 $12.0$12.0$12.0$12.0$12.0 $14.0$14.0$14.0$14.0$14.0 $16.0$16.0$16.0$16.0$16.0 $18.0$18.0$18.0$18.0$ $14.4 $14.4 $14.4 $14.4 $14.4 $14.4 $12.5 $12.5 $12.5 $12.5 $12.5 $12.5 $11.3 $11.3 $11.3 $11.3 $11.3 $11.3 $10.4 $10.4 $10.4 $10.4 $10.4 $10.4 $9.6 $9.6 $9.6 $9.6 $9.6 $8.5 $8.5 $8.5 $8.5 $8.5 $7.9 $7.9 $7.9 $7.9 $7.9 $13.1 $13.1 $13.1 $13.1 $13.1 $13.1 $11.8 $11.8 $11.8 $11.8 $11.8 $11.8 $10.4 $10.4 $10.4 $10.4 $10.4 $10.4 $9.7 $9.7 $9.7 $9.7 $9.7 $9.0 $9.0 $9.0 $9.0 $9.0 $8.1 $8.1 $8.1 $8.1 $8.1 $7.6 $7.6 $7.6 $7.6

Summary of Key Changes from January 16, 2020 Presentation Comparison of Management Projections – EBITDA Sources: Original Management Projections; First Revised Management Projections; Adjusted Management Projections; Management Projections Note: EBITDA for Adjusted Management Projections is de minimis throughout projection period 6.0) ($5.0) ($4.0) ($3.0) ($2.0)  ($1.0) $0.0 $1.0 $2.0 $3.0 $4.0 $0.9  $0.0  ($1.3) ($2.2) ($2.9) ($4.0) ($4.6) $0.0  ($0.4) ($1.9) ($2.7) ($3.3) ($4.2) ($4.7) $0.0  ($1.3) ($2.2) ($2.9) ($4.0) ($4.6) $0.0  ($0.4) ($1.9) ($2.7) ($3.3) ($4.2) ($4.7) $0.0  $0.0  $0.0  $0.0 $0.0  $0.0  $0.0  $3.1  $1.3 $1.6 $2.1  $3.1  $2.5  $2.1

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Summary of Key Changes from January 16, 2020 Presentation

Preliminary Valuation Summary - Variance to Prior Analysis
($ in Thousands, except per share values)

		Mid Value (Prior)	Mid Value (Current)	Variance	Per Share (Prior)	Per Share (Current)	Variance
	Liquid Financial Assets						
	Cash And Cash Equivalents (2)	$4,308.0	$3,156.0	($1,152.0)	$0.64	$0.47	($0.17)
	Investments (3)	8,071.5	8,000.3	(71.2)	1.20	1.18	(0.02)
	Available-For-Sale Securities (3)	56,279.9	60,677.2	4,397.3	8.35	8.96	0.61
A	**Total Liquid Financial Assets**	$68,659.4	$71,833.5	$3,174.1	$10.18	$10.60	$0.42
	Segment Enterprise Value (Sum-of-the-Parts Analysis)						
	Consumer Receivables	$17,400.0	$18,700.0	$1,300.0	$2.58	$2.76	$0.18
	Personal Injury Claims	2,376.0	3,576.0	1,200.0	0.35	0.53	0.18
	GAR	5,950.0	7,150.0	1,200.0	0.88	1.06	0.17
	Small Business Lending	0.0	1,113.0	1,113.0	0.00	0.16	0.16
	Corporate Overhead (4)	(23,700.0)	(28,100.0)	(4,400.0)	(3.51)	(4.15)	(0.63)
B	**Total Segment Enterprise Value**	$2,026.0	$2,439.0	$413.0	$0.30	$0.36	$0.06
	Other Assets						
	Present Value of NOL Tax Benefits	$0.1	$1,613.7	$1,613.7	$0.00	$0.24	$0.24
	Equity Method Investment (Serlefin) (2) (5)	280.0	278.0	(2.0)	0.04	0.04	(0.00)
	Settlements Receivable (2) (6)	1,558.0	1,095.0	(463.0)	0.23	0.16	(0.07)
	Other Assets (2)	389.0	382.0	(7.0)	0.06	0.06	(0.00)
C	**Total Other Assets**	$2,227.1	$3,368.7	$1,141.7	$0.33	$0.50	$0.17
D = A + B + C	**Aggregate Equity Value**	$72,912.5	$77,641.3	$4,728.8	$10.81	$11.46	$0.65
	Fully-Diluted Shares Outstanding (1)	6,743,667	6,774,607				
	Value Per Share	$10.81	$11.46				

Implied Equity Value Multiples

December 31, 2019 Book Value	$89,618.0	0.81x	0.87x
December 31, 2019 Tangible Book Value	88,208.0	0.83x	0.88x
LTM December 31, 2019 Earnings	6,945.0	10.5x	11.2x

(1) Fully-diluted shares outstanding of 6,743,667 and 6,774,607, respectively were calculated using the Treasury Stock Method and Lincoln's Value Per Share; see Appendix B for additional details
(2) As of September 30, 2019, per company filings in prior presentation and as of December 31, 2019, per Company filings for current presentation
(3) Reflects market value as of January 15, 2020 (Prior) and March 12, 2020 (Current), respectively
(4) Corporate Overhead (Prior) was calculated using the Adjusted Management Projections through FY2026; Corporate Overhead (Current) was calculated using the Management Projections See Section 7 for additional details
(5) Relates to the Company's 49% owned joint venture with Serlefin Peru
(6) Relates to a lawsuit filed by the Company against a third-party servicer arising from the servicer's failure to pay certain amounts due under a servicing agreement

Sources: Adjusted Management Projections (Prior) and Management Projections (Current)
Note: Value (Prior) and Value (Current) represent the midpoint of Lincoln's preliminary valuation range

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

16

Preliminary Valuation Analysis — Consumer Receivables Section 3

Preliminary Valuation Analysis – Consumer Receivables

Historical and Projected Financial Statements

DRAFT

Historical and Projected Financial Performance - Consumer Receivables
($ in Thousands)

				Management Projections							Long-Term Projections			'19A - '29P	'20P - '29P
FY Ending September 30,	2018A	2019A	LTM (1)	2020P	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	CAGR	Avg.
Finance Income	$15,863.0	$14,050.0	$13,688.0	$10,498.0	$7,889.0	$6,138.0	$5,022.0	$4,214.0	$2,915.0	$2,239.0	$1,791.2	$1,433.0	$1,146.4	(22.2%)	
Other Income	$4,077.0	$773.0	$739.0	$118.0	$27.0	$5.0	$5.0	$5.0	$5.0	$5.0	$5.0	$5.0	$5.0	(39.6%)	
Total Revenue	$19,940.0	$14,823.0	$14,427.0	$10,616.0	$7,916.0	$6,143.0	$5,027.0	$4,219.0	$2,920.0	$2,244.0	$1,796.2	$1,438.0	$1,151.4	(22.5%)	
Growth	*NA*	*(25.7%)*	*(38.6%)*	*(28.4%)*	*(25.4%)*	*(22.4%)*	*(18.2%)*	*(16.1%)*	*(30.8%)*	*(23.2%)*	*(20.0%)*	*(19.9%)*	*(19.9%)*		
(-) Total Operating Expenses	($1,722.0)	($2,155.0)	($1,687.0)	($1,197.0)	($1,137.0)	($1,032.0)	($877.0)	($767.0)	($659.0)	($584.0)	($584.0)	($584.0)	($584.0)	(12.2%)	
EBITDA	$18,218.0	$12,668.0	$12,740.0	$9,419.0	$6,779.0	$5,111.0	$4,150.0	$3,452.0	$2,261.0	$1,660.0	$1,212.2	$854.0	$567.4	(26.7%)	
Margin	*91.4%*	*85.5%*	*88.3%*	*88.7%*	*85.6%*	*83.2%*	*82.6%*	*81.8%*	*77.4%*	*74.0%*	*67.5%*	*59.4%*	*49.3%*		*74.9%*
Growth	*NA*	*(30.5%)*	*(39.6%)*	*(25.6%)*	*(28.0%)*	*(24.6%)*	*(18.8%)*	*(16.8%)*	*(34.5%)*	*(26.6%)*	*(27.0%)*	*(29.6%)*	*(33.6%)*		
Net Working Capital	$4,504.0	$2,264.0	$1,869.0	$1,323.0	$446.0	$157.0	$88.0	$72.0	$49.0	$38.0	$32.2	$27.5	$23.8	(36.6%)	
as a % of Total Revenue	*22.6%*	*15.3%*	*13.0%*	*12.5%*	*5.6%*	*2.6%*	*1.8%*	*1.7%*	*1.7%*	*1.7%*	*1.8%*	*1.9%*	*2.1%*		*3.3%*

(1) Latest twelve months ended December 31, 2019

Source: Management Projections
Note: Net Working Capital includes (i) changes in operating assets and liabilities and (ii) principal collections from both the U.S. and international consumer receivables portfolios

LINCOLN INTERNATIONAL

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Preliminary Valuation Analysis — Consumer Receivables DCF Analysis - Key Assumptions As part of its preliminary valuation analysis, Lincoln performed a DCF analysis utilizing the Management Projections for the fiscal years ('EYE) ended September 30, 2020 through September 30, 2026. Based on discussions With Management, there have not bean any new consumer receivable portfolio purchases in several years, and there are no plans to restat consumer receivables poltfolio purchases in the near future for either tha domestic or international operations of the Company's Consumer Receivables Segment. For the purposes of Lincoln's preliminary analysis, and based on discussions with Management, Lincoln assumed that tha Consumer Receivables portfolio would ba liquidated at the and of FY202g, after which point the Segment is projected to become unprofitable on a standalone EBITDA basis. As such, no terminal value was contemplated in Lincoln's DCF analysis. The following is a summary of the key assumptions used in the DCF analysis, extrapolated through FY2029, based on discussions With Management, for the Company's Consumer Receivables Segment: Total revenue and EBITDA are projected to decrease ata CAGR of and (26_7)%, respectively, over the FY2019 through FY2029 period; The Company's Consumer Receivables Segment EBITDA margin is projected to decline from 88.3% for the LTM period ended December 31, 2019 to 49.3% in Given the run-off nature of the portfolio, Lincoln assumed that the Company's Consumer Receivables Segment would be liquidated at the end of FY2029, after which point the Segment is projected to become unprofitable on a standalone EBITDA basis; Net working capital, calculated on a cash-free, debt-free basis, and including principal collections on each of the IJ_S_ and international consumer receivable potfolios, averages 3.3% of Segment revenue over the FY2020 through FY2029 period; Lincoln utilized a taxrate of 28.1%, per Management; and The resulting discrete cash flows were discounted at a WACC range of 11.6% to A.,LINCOLN INTERNATIONAL Source: Management Projections Notes: CCF anatysisdoes not containa terminal value asthe Consumer Receivables Segment is assumedto cease operations at the end of FY2029, after which point t is projectedto become unprofitableon a standalone EBITDA basis Net Working Capital includes changes in operating assetsand liabilities and principal collection from both the LCS and international consumer receivables portfolios Sta

 CF Analysis - Consumer Receivables ($ in Thousands) Management Projections Long-Term Projections 19A - '29P '20P - '29P FY Ending September 30, LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P 2029P CAGR Avg. Total Revenue $14,427.0 $7,444.0 $7,916.0 $6,143.0 $5,027.0 $4,219.0 $2,920.0 $2,244.0 $1,796.2 $1,438.0 $1,151.4 (22.5%) % Growth (38.6%) (28.4%) (25.4%) (22.4%) (18.2%) (16.1%) (30.8%) (23.2%) (20.0%) (19.9%) (19.9%) EBITDA $12,740.0 $6,457.0 $6,779.0 $5,111.0 $4,150.0 $3,452.0 $2,261.0 $1,660.0 $1,212.2 $854.0 $567.4 (26.7%) % Margin 88.3% 86.7% 85.6% 83.2% 82.6% 81.8% 77.4% 74.0% 67.5% 59.4% 49.3% 74.9% % Growth (30.1%) (49.0%) 5.0% (24.6%) (18.8%) (16.8%) (34.5%) (26.6%) (27.0%) (29.6%) (33.6%) 1/20 - 9/20 EBIT $6,457.0 $6,779.0 $5,111.0 $4,150.0 $3,452.0 $2,261.0 $1,660.0 $1,212.2 $854.0 $567.4 (-) Pro Forma Taxes @ 28.1% (1,815.1) (1,905.6) (1,436.7) (1,166.6) (970.4) (635.6) (466.6) (340.7) (240.0) (159.5) NOPAT $4,641.9 $4,873.4 $3,674.3 $2,983.4 $2,481.6 $1,625.4 $1,193.4 $871.5 $613.9 $407.9 (+/-) Net Working Capital 546.0 877.0 289.0 69.0 16.0 23.0 11.0 5.8 4.7 3.7 Free Cash Flow $5,187.9 $5,750.4 $3,963.3 $3,052.4 $2,497.6 $1,648.4 $1,204.4 $877.3 $618.6 $411.6 Discount Period 0.18 1.05 2.05 3.05 4.05 5.05 6.05 7.05 8.05 9.05 Discount Factor @ 14.00% 0.9773 0.8715 0.7644 0.6706 0.5882 0.5160 0.4526 0.3970 0.3483 0.3055 Present Value of Unlevered Free Cash Flow $5,070.3 $5,011.3 $3,029.7 $2,046.9 $1,469.1 $850.6 $545.1 $348.3 $215.4 $125.7 Enterprise Value Low Mid High WACC 16.50% 14.00% 11.50% Present Value of Discrete Cash Flows $17,932.4 $18,712.5 $19,580.4 Indicated Enterprise Value (Rounded) $17,900.0 $18,700.0 $19,600.0 (1) Latest twelve months ended December 31, 2019 Source: Management Projections Notes: DCF analysis does not contain a terminal value as the Consumer Receivables Segment is assumed to cease Notes: operations at the end of FY2028, after which point it is projected to become unprofitable on a standalone Notes: EBITDA basis. Net Working Capital includes changes in operating assets and liabilities and principal collection Notes: from both the U.S. and international consumer receivables portfolios. Preliminary Valuation Analysis – Consumer Receivables DCF Analysis - Summary

Preliminary Valuation Analysis — Personal Injury Claims Section 4

Preliminary Valuation Analysis – Personal Injury Claims Historical and Projected Financial Statements – Arthur Funding Source: Management Projections Historical and Projected Financial Performance - Arthur Funding ($ in Thousands) Management Projections FY Ending September 30, 2019A LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P Personal Injury Claims Income $12.0 $26.0 $145.0 $661.0 $1,739.0 $2,344.0 $2,370.0 $2,361.0 $2,361.0 Total Revenue $12.0 $26.0 $145.0 $661.0 $1,739.0 $2,344.0 $2,370.0 $2,361.0 $2,361.0 Growth NA NA NM 355.9% 163.1% 34.8% 1.1% (0.4%) 0.0% (-) Total Operating Expenses ($80.0) ($170.0) ($391.0) ($730.0) ($944.0) ($1,071.0) ($1,079.0) ($1,147.0) ($1,158.0) EBITDA ($68.0) ($144.0) ($246.0) ($69.0) $795.0 $1,273.0 $1,291.0 $1,214.0 $1,203.0 Margin (566.7%) (553.8%) (169.7%) (10.4%) 45.7% 54.3% 54.5% 51.4% 51.0% Growth NA NA NM NM NM 60.1% 1.4% (6.0%) (0.9%) Investment in Arthur Funding ($225.0) ($285.0) ($701.0) ($2,059.0) ($3,064.0) ($1,496.0) ($216.8) $48.6 $0.0 Free Cash Flow ($871.0) ($2,128.0) ($2,475.7) ($554.0) $738.5 $947.0 $890.2 as a % of Total Revenue (600.7%) (321.9%) (142.4%) (23.6%) 31.2% 40.1% 37.7% (1) Latest twelve months ended December 31, 2019

Preliminary Valuation Analysis – Personal Injury Claims Projected Simia and Sylvave Book Value Rollforward Source: Management Projections  $500.0 $375.0 $250.0 $125.0  $2,623.0 $1,873.0 $1,123.0 $456.0 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 $3,000.0 2020P 2021P 2022P 2023P 2024P Simia Sylvave

Preliminary Valuation Analysis — Personal Injury Claims DCF Analysis - Key Assumptions As part of its preliminary valuation analysis, Lincoln determined the indicated enterprise value of the Company's Personal Injury Claims Segment by performing a DCF analysis utilizing the Management Projections, and a Selected Public Companies / M&A Transactions Analysis for Althur Funding using the Company's invested capital in Arthur Funding as of March 2, 2020 to which Lincoln applied a range of book value multiples. Based on discussions with Management, there have bean no new personal injury claims portfolio fundings for either Simia and Sylvave in several years and all naw personal injury claims fundings are expected to be completed by the Company's Arthur Funding Segment. As such, no terminal value was contemplated in Lincoln's DCF analysis for Simia and Sylvava The following is a summary of the key assumptions used in the DCF analysis for Simia and Sylvave- Principal and interest cash collections for each of Simia and Sylvave, as displayed on the next page, were projected by Management based on historical realization rates, and are expected to decline to zero by FY2024 as the portfolios are fully-wound down; Operating expenses for Simia and Sylvave are correspondingly expected to decline throughout the projection period, per Management; Due to the projected pre-tax losses for Simia and Sylvave, Lincoln projected cash taxes to be zero, based on discussions With Management; and The resulting discrete cash flows were discounted at a WACC range of 11 to Source: Management Projections A.,LINCOLN INTERNATIONAL Sta

DRAFT Preliminary Valuation Analysis – Personal Injury Claims Simia and Sylvave DCF Analysis – Summary Source: Management Projections Notes: Cash flows for each of Simia and Sylvave were projected based on historical realization rates, as provided by Notes: Management portfolios. DCF analysis for Simia and Sylvave does not contain a terminal value as the Notes: Segments are in wind-down and will cease operations at FY2024, per Management. DCF Analysis - Simia and Sylvave ($ in Thousands) Management Projections FY Ending September 30, 2020P 2021P 2022P 2023P 2024P 1/20 - 9/20 Principal Collections - Simia $303.0 $101.0 $101.0 $101.0 $101.0 Interest Collections - Simia 72.0 24.0 24.0 24.0 24.0 Principal Collections - Sylvave 504.0 503.0 503.0 503.0 456.0 Interest Collections - Sylvave 246.0 247.0 247.0 164.0 0.0 Total Portfolio Cash Flows $1,125.0 $875.0 $875.0 $792.0 $581.0 (-) Total Operating Expenses ($21.0) ($27.0) ($27.0) ($27.0) ($11.0) (-) Pro Forma Taxes 0.0 0.0 0.0 0.0 0.0 Free Cash Flow $1,104.0 $848.0 $848.0 $765.0 $570.0 Discount Period 0.18 1.05 2.05 3.05 4.05 Discount Factor @ 14.00% 0.9773 0.8715 0.7644 0.6706 0.5882 Present Value of Unlevered Free Cash Flow $1,079.0 $739.0 $648.2 $513.0 $335.3 Enterprise Value Low Mid High WACC 16.50% 14.00% 11.50% Present Value of Discrete Cash Flows $3,204.5 $3,314.5 $3,433.6 Indicated Enterprise Value (Rounded) $3,200.0 $3,300.0 $3,450.0(1) Latest twelve months ended December 31, 2019

Preliminary Valuation Analysis – Personal Injury Claims

Arthur Funding - Selected Public Companies / M&A Transactions Analysis - Summary

- Lincoln considered eight public companies and three selected M&A transactions in the specialty finance industry.
- Lincoln's selected multiples for Arthur Funding were based on a comparative analysis that considered, among other things, certain quantitative and qualitative factors including the following: geographic footprint, relative size, historical and projected financial performance and profitability, the length of time Arthur Funding has been originating new business, and Arthur Funding's revenue and earnings composition.
  - Lincoln further notes that Arthur Funding represents an early stage investment for the Company, having launched in May 2019, and the Segment has not yet generated significant origination volumes. Appendix A contains additional details of Arthur Funding's total originations through March 2, 2020.

Selected Public Companies / M&A Transactions Analysis - Summary

($ in Thousands)

	Selected Public Companies				M&A	Selected Multiples			Financial	Enterprise Value		
Enterprise Value Multiple	Low	-	High	Median	Median	Low	-	High	Statistic (1)	Low	Mid	High
LTM Book Value	0.31x	-	2.89x	1.12x	1.43x	1.00x	-	1.25x	$275.6	$275.6	$310.0	$344.5
						Indicated Enterprise Value Range (Rounded)				$276.0	$310.0	$344.0

(1) Book Value for Arthur Funding represents the Company's investment in Arthur Funding as of March 2, 2020; see Appendix A for additional details

Note: None of the selected public companies or the target companies in the M&A transactions analysis is identical to Arthur Funding and Lincoln does not have access to non-public information regarding those companies.

Source: Investment in Arthur Funding as of March 2, 2020 was provided by Management. See Appendix A for additional details of Arthur Funding's total originations through March 2, 2020
For purposes of Lincoln's preliminary valuation analysis for Arthur Funding, Equity Value is equal to Enterprise Value since there is no corresponding Segment-level leverage

DRAFT

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DRAFT Preliminary Valuation Analysis – Personal Injury Claims Preliminary Valuation Summary Source: Management Projections Note: Indicated Enterprise Value Range represents the sum of the DCF Analysis – Simia and Sylvave and the Note: Selected Public Companies / M&A Transactions Analysis – Arthur Funding Valuation Summary - Personal Injury Funding ($ in Thousands) Enterprise Value Low Mid High DCF Analysis - Simia and Sylvave $3,200.0 $3,300.0 $3,450.0 Selected Public Companies / M&A Transactions Analysis - Arthur Funding 245.0 276.0 306.0 Indicated Enterprise Value Range (Rounded) $3,445.0 $3,576.0 $3,756.0 27

Preliminary Valuation Analysis — GAR Section 5

DRAFT Preliminary Valuation Analysis – GAR Historical and Projected Financial Statements Source: Management Projections Historical and Projected Financial Performance - GAR ($ in Thousands) Management Projections '19A - '26P '20P - '26P FY Ending September 30, 2018A 2019A LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P CAGR Avg. Disability Fee Income $4,598.0 $4,861.0 $4,408.0 $3,772.0 $4,528.0 $4,542.0 $4,633.0 $4,726.0 $4,821.0 $4,917.0 0.2% Other Income 8.0 48.0 48.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 NM Total Revenue $4,606.0 $4,909.0 $4,456.0 $3,772.0 $4,528.0 $4,542.0 $4,633.0 $4,726.0 $4,821.0 $4,917.0 0.0% Growth NA 6.6% (24.0%) (23.2%) 20.0% 0.3% 2.0% 2.0% 2.0% 2.0% (-) Total Operating Expenses ($3,511.0) ($3,339.0) ($3,267.0) ($3,243.0) ($3,263.0) ($3,287.0) ($3,312.0) ($3,337.0) ($3,243.0) ($3,269.0) (0.3%) EBITDA $1,095.0 $1,570.0 $1,189.0 $529.0 $1,265.0 $1,255.0 $1,321.0 $1,389.0 $1,578.0 $1,648.0 0.7% Margin 23.8% 32.0% 26.7% 14.0% 27.9% 27.6% 28.5% 29.4% 32.7% 33.5% 27.7% Growth NA 43.4% (21.7%) (66.3%) 139.1% (0.8%) 5.3% 5.1% 13.6% 4.4% Net Working Capital $446.0 $203.0 $361.0 $320.0 $320.0 $320.0 $320.0 $320.0 $320.0 (4.6%) as a % of Total Revenue 9.1% 4.6% 9.6% 7.1% 7.0% 6.9% 6.8% 6.6% 6.5% 7.2% (1) Latest twelve months ended December 31, 2019 Note: Five Star Veterans Disability, LLC, a division of GAR ("Five Star"), represents a diminishing portfolio, in which the Company is not actively investing going forward. Note: Five Star future cash collections are projected to be $150,000 in 2020P, $75,000 in 2021P, and $0 in 2022P and thereafter. 29

Preliminary Valuation Analysis — GAR DCF Analysis - Key Assumptions As pan of its preliminary valuation analysis, Lincoln pelformad a DCF analysis utilizing the Management Projections for FY2020 through FY2026_ Beyond the projection period, Lincoln estimated the continuing value of GAR (the 'Terminal Value") by using a terminal growth rate of 2.0%, based on discussions with Management, reflecting Management's View of the long-term growth rata of GAR The following is a summary of the key assumptions used in the DCF analysis for GAR: Total revenue is projected to decrease (23_2%) to $3.77 million in FY2020 followed by a recovery to approximately S4_g million by FY2026; Total revenue decline in FY2020 is primarily driven by the Social Security Administration approving cases more quickly, which in turn reduces GARs revenue par casa due to lower levels of retroactive benefits. Total revenue growth beyond FY2022 of approximately 2% per year approximates the growth rate of the overall economy, per Management. EBITDA is projected to increase ata CAGR of 0.7% over the FY2019 through FY2026 period; GARs EBITDA margin is projected to average 27.7% over the FY2020 through FY2026 period; Net working capital, calculated on a cash-free, debt-free basis, is projected to average 7.20/0 of total revenue over the FY2020 through FY2026 period; Lincoln utilized a tax rate of 28.1%, per Management; and The resulting discrete cash flows and corresponding Terminal Value were discounted ata WACC range of to Source: Management Projections A.,LINCOLN INTERNATIONAL Sta

DRAFT Preliminary Valuation Analysis – GAR DCF Analysis - Summary Source: Management Projections DCF Analysis - GAR ($ in Thousands) Management Projections '19A - '26P '20P - '26P FY Ending September 30, LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P CAGR Avg. Total Revenue $4,456.0 $3,772.0 $4,528.0 $4,542.0 $4,633.0 $4,726.0 $4,821.0 $4,917.0 0.0% % Growth (24.0%) (23.2%) 20.0% 0.3% 2.0% 2.0% 2.0% 2.0% EBITDA $1,189.0 $529.0 $1,265.0 $1,255.0 $1,321.0 $1,389.0 $1,578.0 $1,648.0 0.7% % Margin 26.7% 14.0% 27.9% 27.6% 28.5% 29.4% 32.7% 33.5% 27.7% % Growth 8.6% (66.3%) 139.1% (0.8%) 5.3% 5.1% 13.6% 4.4% 1/20 - 9/20 EBIT $486.0 $1,265.0 $1,255.0 $1,321.0 $1,389.0 $1,578.0 $1,648.0 (-) Pro Forma Taxes @ 28.1% (136.6) (355.6) (352.8) (371.3) (390.4) (443.6) (463.3) NOPAT $349.4 $909.4 $902.2 $949.7 $998.6 $1,134.4 $1,184.7 (+/-) Net Working Capital (158.0) 41.0 0.0 0.0 0.0 0.0 0.0 Free Cash Flow $191.4 $950.4 $902.2 $949.7 $998.6 $1,134.4 $1,184.7 Discount Period 0.18 1.05 2.05 3.05 4.05 5.05 6.05 Discount Factor @ 14.00% 0.9773 0.8715 0.7644 0.6706 0.5882 0.5160 0.4526 Present Value of Unlevered Free Cash Flow $187.0 $828.2 $689.7 $636.8 $587.4 $585.3 $536.2 Terminal Value Calculations Low Mid High WACC 15.50% 14.00% 12.50% Terminal Growth Rate 2.00% 2.00% 2.00% Terminal Free Cash Flow * (1 + Terminal Growth Rate) $1,208.4 $1,208.4 $1,208.4 Capitalization Rate (WACC - Terminal Growth Rate) 13.5% 12.0% 10.5% Terminal Value (Gordon Growth) $8,951.4 $10,070.4 $11,509.0 Discount Factor 0.4182 0.4526 0.4904 Present Value of Terminal Value $3,743.4 $4,558.0 $5,643.7 Enterprise Value Low Mid High Present Value of Discrete Cash Flows $3,887.4 $4,050.7 $4,225.6 (+) Present Value of Terminal Value 3,743.4 4,558.0 5,643.7 Indicated Enterprise Value (Rounded) $7,600.0 $8,600.0 $9,900.0 Implied Enterprise Value Multiples LTM EBITDA (1) (2) $945.5 8.0x 9.1x 10.5x 2020P EBITDA 529.0 14.4x 16.3x 18.7x 2021P EBITDA 1,265.0 6.0x 6.8x 7.8x LTM Total Revenue (1) 4,456.0 1.71x 1.93x 2.22x (1) Latest twelve months ended December 31, 2019 (2) Adjusted to remove cash collections from Five Star of $243,466 31

Preliminary Valuation Analysis – GAR
Selected Public Companies Analysis - Summary

- Lincoln analyzed eight selected public companies in the specialty finance industry.
- Lincoln's selected multiples for GAR were based on a comparative analysis that considered, among other things, certain quantitative and qualitative factors including the following: geographic footprint, relative size, historical and projected financial performance and profitability, and GAR's revenue and earnings composition.

Selected Public Companies Analysis - Summary
($ in Thousands)

	Selected Public Companies				Selected Multiples			Financial	Enterprise Value		
Enterprise Value Multiple	Low	-	High	Median	Low	-	High	Statistic	Low	Mid	High
2021P EBITDA	1.8x	-	3.5x	2.8x	4.0x	-	5.0x	$1,265.0	$5,060.0	$5,692.5	$6,325.0
					Indicated Enterprise Value Range (Rounded)				$5,100.0	$5,700.0	$6,300.0
									Implied Enterprise Value Multiples		
LTM EBITDA (1) (2)	1.7x		4.2x	3.2x				$945.5	5.4x	6.0x	6.7x
2020P EBITDA	1.8x		3.8x	3.0x				$529.0	9.6x	10.8x	11.9x
LTM Total Revenue (1)	1.73x		4.20x	3.23x				$4,456.0	1.14x	1.28x	1.41x

(1) Latest twelve months ended December 31, 2019
(2) Adjusted to remove cash collections from Five Star of $243,466

Note: None of the selected public companies is identical to GAR and Lincoln does not have access to non-public information regarding those companies.

Source: Management Projections

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DRAFT Preliminary Valuation Analysis – GAR Preliminary Valuation Summary Source: Management Projections Note: Indicated Enterprise Value Range represents the midpoint of the DCF and Selected Public Company Analyses Valuation Summary - GAR ($ in Thousands) Enterprise Value Low Mid High DCF Analysis $7,600.0 $8,600.0 $9,900.0 Selected Public Companies Analysis 5,100.0 5,700.0 6,300.0 Indicated Enterprise Value Range $6,350.0 $7,150.0 $8,100.0 Implied Enterprise Value Multiples LTM EBITDA (1) (2) $945.5 6.7x 7.6x 8.6x 2020P EBITDA 529.0 12.0x 13.5x 15.3x 2021P EBITDA 1,265.0 5.0x 5.7x 6.4x LTM Total Revenue (1) 4,456.0 1.43x 1.60x 1.82x (1) Latest twelve months ended December 31, 2019 (2) Adjusted to remove cash collections from Five Star of $243,466 33

Preliminary Valuation Analysis — Small Business Lending Section 6

Preliminary Valuation Analysis – Small Business Lending

Historical and Projected Financial Statements

DRAFT

Historical and Projected Financial Performance - Small Business Lending

($ in Thousands)

FY Ending September 30,	Management Projections 2020P	2021P	2022P	2023P	2024P	2025P	2026P
Small Business Lending Fee Income	0.0	923.0	2,407.0	4,087.0	5,549.0	5,857.0	6,197.0
Total Revenue	$0.0	$923.0	$2,407.0	$4,087.0	$5,549.0	$5,857.0	$6,197.0
Growth		*NA*	*160.8%*	*69.8%*	*35.8%*	*5.6%*	*5.8%*
(-) Advertising	$0.0	($160.0)	($100.0)	($100.0)	($140.0)	($140.0)	($160.0)
(-) Bad Debt Expenses	0.0	(413.0)	(945.0)	(1,598.0)	(2,115.0)	(2,316.0)	(2,466.0)
(-) Office Salaries	0.0	(317.0)	(626.0)	(801.0)	(873.0)	(949.0)	(1,039.0)
(-) Payroll Taxes	0.0	(32.0)	(63.0)	(80.0)	(87.0)	(95.0)	(104.0)
(-) Professional Fees	0.0	(69.0)	(42.0)	(42.0)	(48.0)	(48.0)	(48.0)
(-) Office Expense	0.0	(18.0)	(18.0)	(36.0)	(36.0)	(36.0)	(60.0)
(-) Total Operating Expenses	$0.0	($1,009.0)	($1,794.0)	($2,657.0)	($3,299.0)	($3,584.0)	($3,877.0)
EBITDA	$0.0	($86.0)	$613.0	$1,430.0	$2,250.0	$2,273.0	$2,320.0
Margin		*(9.3%)*	*25.5%*	*35.0%*	*40.5%*	*38.8%*	*37.4%*
Growth			*NM*	*133.3%*	*57.3%*	*1.0%*	*2.1%*
Net Income	$0.0	($60.0)	$429.0	$1,001.0	$1,575.0	$1,591.0	$1,624.0
Margin		*(6.5%)*	*17.8%*	*24.5%*	*28.4%*	*27.2%*	*26.2%*
Growth			*NM*	*133.3%*	*57.3%*	*1.0%*	*2.1%*
Return on Equity	*0.0%*	*(2.4%)*	*5.6%*	*6.9%*	*6.9%*	*5.1%*	*4.2%*
Investment in Small Business Lending	$0.0	($2,485.0)	($7,673.0)	($14,508.0)	($22,752.0)	($30,991.0)	($39,096.0)

(1) Latest twelve months ended December 31, 2019

Source: Management Projections

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

35

Preliminary Valuation Analysis — Small Business Lending DCF Analysis - Key Assumptions As part of its preliminary valuation analysis, Lincoln performed a DCF analysis utilizing the Management Projections for FY2020 through FY2026. Based on discussions with Management, the Company's new Small Business Landing Segment is expected to begin generating revenue in FY2021  The opportunity was recently developed by a non-independent director of the Company, who was charged with finding new areas of growth for theCompany to deploy capital • Lincoln estimated the Terminal Value of Small ausiness Lending by using a terminal book multiple of 1_6x, based on an analysis of selected public companies _ The following is a summary of the key assumptions used in the DCF analysis for Small Business Lending: Total revenue is expected to grow to S6_2 million by FY2026 as the Segment grows Its loan portfolio; EBITDA margin is projected to increase from (9.3%) to 37.4% by FY2026, inclusive of bad debt expense which is forecasted to be 6% of advances; Lincoln utilized a taxrate of 28.1%, per Management; and The resulting discrete cash flows ware discounted at a WACC range of 17.6% to 22.6%, which is commensurate With venture-like rates of return given the uncertainty and risk associated with Small Business Lending. Source: Management Projections A.,LINCOLN INTERNATIONAL Sta

DRAFT Preliminary Valuation Analysis – Small Business Lending DCF Analysis - Summary Source: Management Projections Discounted Cash Flow Analysis - Small Business Lending ($ in Thousands) Small Business Lending Projections FY Ending September 30, 2020P 2021P 2022P 2023P 2024P 2025P 2026P  Total Revenue $0.0 $923.0 $2,407.0 $4,087.0 $5,549.0 $5,857.0 $6,197.0 % Growth NA NA 160.8% 69.8% 35.8% 5.6% 5.8% EBITDA $0.0 ($86.0) $613.0 $1,430.0 $2,250.0 $2,273.0 $2,320.0 % Margin NA (9.3%) 25.5% 35.0% 40.5% 38.8% 37.4% % Growth NA NA (812.8%) 133.3% 57.3% 1.0% 2.1% 1/20 - 9/20 EBIT $0.0 ($86.0) $613.0 $1,430.0 $2,250.0 $2,273.0 $2,320.0 (-) Pro Forma Taxes @ 28.1% 0.0 0.0 (172.3) (401.8) (632.3) (638.7) (651.9) NOPAT $0.0 ($86.0) $440.7 $1,028.2 $1,617.8 $1,634.3 $1,668.1 (-) Investment in Small Business Lending 0.0 (2,485.0) (5,188.0) (6,835.0) (8,244.0) (8,239.0) (8,105.0) Free Cash Flow $0.0 ($2,571.0) ($4,747.3) ($5,806.8) ($6,626.3) ($6,604.7) ($6,436.9) Discount Period 0.18 1.05 2.05 3.05 4.05 5.05 6.05 Discount Factor @ 20.00% 0.9686 0.8258 0.6881 0.5735 0.4779 0.3982 0.3319 Present Value of Unlevered Free Cash Flow $0.0 ($2,123.1) ($3,266.8) ($3,329.9) ($3,166.5) ($2,630.2) ($2,136.1) Terminal Value Calculations Low Mid High Terminal Book Value $39,096.0 $39,096.0 $39,096.0 Terminal Book Multiple 1.50x 1.50x 1.50x Terminal Value (Terminal Multiple) $58,644.0 $58,644.0 $58,644.0 Discount Factor 0.2647 0.3029 0.3477 Present Value of Terminal Value $15,521.4 $17,765.9 $20,392.7 Enterprise Value Low Mid High Discount Rate 22.50% 20.00% 17.50% Present Value of Discrete Cash Flows ($15,504.7) ($16,652.7) ($17,932.1) (+) Present Value of Terminal Value 15,521.4 17,765.9 20,392.7 Indicated Enterprise Value (Rounded) $17.0 $1,113.0 $2,461.0 37

Preliminary Valuation Analysis — Corporate Overhead Section 7

DRAFT Preliminary Valuation Analysis – Corporate Overhead Historical and Projected Financial Statements Source: Management Projections Note: Net Working Capital includes (i) Prepaid and Income Taxes Receivable, (ii) Other Assets, (iii) Accounts Payable Note: and Accrued Expenses, and (iv) Income Tax Payable Historical and Projected Financial Performance - Corporate Overhead ($ in Thousands) Management Projections FY Ending September 30, 2018A 2019A LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P Corporate Overhead Expenses ($9,292.0) ($7,831.0) ($8,055.0) ($7,490.0) ($6,546.0) ($6,182.0) ($6,012.0) ($5,258.0) ($4,837.0) ($4,713.0) Growth NA (15.7%) (29.9%) (4.4%) (12.6%) (5.6%) (2.7%) (12.5%) (8.0%) (2.6%) % of Total Company Revenue 41.8% 37.1% NA 49.9% 46.8% 41.7% 37.4% 31.2% 30.3% 30.0% Total Capital Expenditures $0.0 $119.0 $119.0 $0.0 $100.0 $0.0 $50.0 $50.0 $0.0 $0.0 Net Working Capital $4,109.0 ($686.0) ($616.0) ($1,127.0) ($1,668.0) ($1,615.0) ($1,601.0) ($1,671.0) ($1,655.0) ($1,690.0) (1) Latest twelve months ended December 31, 2019 39

Preliminary Valuation Analysis — Corporate Overhead DCF Analysis - Key Assumptions As pan of its preliminary valuation analysis, Lincoln pelformad a DCF analysis utilizing the Management Projections for FY2020 through FY2026_ Based on discussions With the Special Committee and with the Special Committee's approval, Lincoln assumed that the Company would cease operating when each of tha Company's Consumer Receivables Segment, the Simia and Sylvava portfolios have liquidated, and the Company's other Segments have matured and would be able to be sold to facilitate the wind down of the Company. As such, no terminal value was contemplated in Lincoln's DCF analysis for corporate overhead. The following is a summary of the key assumptions used in the DCF analysis, extrapolated through FY2028, based on discussions With Management, for the Company's corporate overhead: Corporate overhead expenses are expected to decrease period over period in consideration of the wind-down of Consumer Receivables and Simia / Slywave; Total capital expenditures are projected to be $100,000 for FY2021 and $60,000 for each of FY2023 and FY2024 Net working capital, calculated on a cash-free, debt-free basis, is projected to average (Sl _7) million over the FY2021 through FY2026 period; Lincoln utilized a tax rate of 28.1%, per Management; and The resulting discrete cash flows were discounted at a WACC range of 11 to Source: Management Projections A.,LINCOLN INTERNATIONAL Sta

DRAFT Preliminary Valuation Analysis – Corporate Overhead DCF Analysis - Summary Source: Management Projections Note: Net Working Capital includes (i) Prepaid and Income Taxes Receivable, (ii) Other Assets, (iii) Accounts Payable Note: and Accrued Expenses, and (iv) Income Tax Payable DCF Analysis - Corporate Overhead ($ in Thousands) Management Projections Long-Term Projections FY Ending September 30, LTM (1) 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P Corporate Overhead Expenses ($8,055.0) ($7,490.0) ($6,546.0) ($6,182.0) ($6,012.0) ($5,258.0) ($4,837.0) ($4,713.0) ($3,142.0) ($1,571.0) 1/20 - 9/20 EBIT ($5,080.6) ($6,659.6) ($6,195.6) ($6,067.0) ($5,306.9) ($4,857.2) ($4,731.3) ($3,145.4) ($1,573.7) (-) Pro Forma Taxes @ 28.1% 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 NOPAT ($5,080.6) ($6,659.6) ($6,195.6) ($6,067.0) ($5,306.9) ($4,857.2) ($4,731.3) ($3,145.4) ($1,573.7) (+) Tax Depreciation $13.6 $113.6 $13.6 $55.0 $48.9 $20.2 $18.3 $3.4 $2.7 (-) Capital Expenditures 0.0 (100.0) 0.0 (50.0) (50.0) 0.0 0.0 0.0 0.0 (+/-) Net Working Capital 511.0 541.0 (53.0) (14.0) 70.0 (16.0) 35.0 0.0 0.0 Free Cash Flow ($4,556.0) ($6,105.0) ($6,235.0) ($6,076.0) ($5,238.0) ($4,853.0) ($4,678.0) ($3,142.0) ($1,571.0) Discount Period 0.18 1.05 2.05 3.05 4.05 5.05 6.05 7.05 8.05 Discount Factor @ 14.00% 0.9773 0.8715 0.7644 0.6706 0.5882 0.5160 0.4526 0.3970 0.3483 Present Value of Unlevered Free Cash Flow ($4,452.7) ($5,320.3) ($4,766.3) ($4,074.3) ($3,081.1) ($2,504.0) ($2,117.3) ($1,247.5) ($547.1) Enterprise Value Low Mid High WACC 16.50% 14.00% 11.50% Present Value of Discrete Cash Flows ($26,461.9) ($28,110.7) ($29,968.2) Indicated Enterprise Value (Rounded) ($26,500.0) ($28,100.0) ($30,000.0) (1) Latest twelve months ended December 31, 2019 41

Valuation Support Appendix A

Summary of Key Changes from January 16, 2020 Presentation

Historical and Projected Financial Statements – Original Management Projections

DRAFT

Historical and Projected Financial Statements - Original Management Projections

($ in Thousands)

Fiscal Year Ended September 30,	2018A	2019A	2020P	2021P	2022P	2023P	2024P	2025P	2026P
Consumer Receivables	$15,863.0	$14,050.0	$9,106.0	$7,161.0	$5,858.0	$4,743.0	$3,860.0	$2,671.0	$2,051.0
Personal Injury Claims Funding	1,754.0	2,202.0	84.0	151.0	202.0	422.0	498.0	579.0	660.0
Small Business Lending Fee Income	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
GAR	4,598.0	4,861.0	5,200.0	5,200.0	5,200.0	5,200.0	5,200.0	5,200.0	5,200.0
Total Revenue	$22,215.0	$21,113.0	$14,390.0	$12,512.0	$11,260.0	$10,365.0	$9,558.0	$8,450.0	$7,911.0
Growth	*NA*	*(5.0%)*	*(31.8%)*	*(13.1%)*	*(10.0%)*	*(7.9%)*	*(7.8%)*	*(11.6%)*	*(6.4%)*
(+) Other Income (1)	4,179.0	706.0	115.0	27.0	5.0	5.0	5.0	5.0	5.0
Total Income	$26,394.0	$21,819.0	$14,505.0	$12,539.0	$11,265.0	$10,370.0	$9,563.0	$8,455.0	$7,916.0
(-) General & Administrative Expenses	(5,774.0)	(5,385.0)	(6,082.0)	(5,622.0)	(5,602.0)	(5,653.0)	(5,527.0)	(5,512.0)	(5,527.0)
EBITDA (Pre-Corporate Overhead)	$20,620.0	$16,434.0	$8,423.0	$6,917.0	$5,663.0	$4,717.0	$4,036.0	$2,943.0	$2,389.0
Growth	*NA*	*(20.3%)*	*(48.7%)*	*(17.9%)*	*(18.1%)*	*(16.7%)*	*(14.4%)*	*(27.1%)*	*(18.8%)*
Margin	*78.1%*	*75.3%*	*58.1%*	*55.2%*	*50.3%*	*45.5%*	*42.2%*	*34.8%*	*30.2%*
(-) Corporate Overhead	(9,311.0)	(7,895.0)	(7,508.0)	(6,913.0)	(6,919.0)	(6,933.0)	(6,948.0)	(6,964.0)	(6,961.0)
Growth	*NA*	*(15.2%)*	*(4.9%)*	*(7.9%)*	*0.1%*	*0.2%*	*0.2%*	*0.2%*	*(0.0%)*
EBITDA (Post-Corporate Overhead)	$11,309.0	$8,539.0	$915.0	$4.0	($1,256.0)	($2,216.0)	($2,912.0)	($4,021.0)	($4,572.0)
Growth	*NA*	*(24.5%)*	*(89.3%)*	*(99.6%)*	*NM*	*NM*	*NM*	*NM*	*NM*
Margin	*42.8%*	*39.1%*	*6.3%*	*0.0%*	*(11.1%)*	*(21.4%)*	*(30.5%)*	*(47.6%)*	*(57.8%)*

(1) Excludes interest income attributable to U.S. Treasuries

Source: Original Management Projections, as provided to Lincoln by Management on December 9, 2019

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

43

Summary of Key Changes from January 16, 2020 Presentation
Historical and Projected Financial Statements – First Revised Management Projections

DRAFT

Historical and Projected Financial Statements - First Revised Management Projections

($ in Thousands)

Fiscal Year Ended September 30,	2018A	2019A	2020P	2021P	2022P	2023P	2024P	2025P	2026P
Consumer Receivables	$15,863.0	$14,050.0	$9,106.0	$7,161.0	$5,624.0	$4,601.0	$3,816.0	$2,671.0	$2,051.0
Personal Injury Claims Funding	1,754.0	2,202.0	84.0	151.0	202.0	422.0	498.0	579.0	660.0
Small Business Lending Fee Income	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
GAR	4,598.0	4,861.0	3,952.0	4,528.0	4,542.0	4,633.0	4,726.0	4,821.0	4,917.0
Total Revenue	$22,215.0	$21,113.0	$13,142.0	$11,840.0	$10,368.0	$9,656.0	$9,040.0	$8,071.0	$7,628.0
Growth	*NA*	*(5.0%)*	*(37.8%)*	*(9.9%)*	*(12.4%)*	*(6.9%)*	*(6.4%)*	*(10.7%)*	*(5.5%)*
(+) Other Income (1)	4,179.0	862.0	115.0	27.0	5.0	5.0	5.0	5.0	5.0
Total Income	$26,394.0	$21,975.0	$13,257.0	$11,867.0	$10,373.0	$9,661.0	$9,045.0	$8,076.0	$7,633.0
(-) General & Administrative Expenses	(5,774.0)	(5,537.0)	(5,834.0)	(5,396.0)	(5,391.0)	(5,468.0)	(5,367.0)	(5,378.0)	(5,417.0)
EBITDA (Pre-Corporate Overhead)	$20,620.0	$16,438.0	$7,423.0	$6,471.0	$4,982.0	$4,193.0	$3,678.0	$2,698.0	$2,216.0
Growth	*NA*	*(20.3%)*	*(54.8%)*	*(12.8%)*	*(23.0%)*	*(15.8%)*	*(12.3%)*	*(26.6%)*	*(17.9%)*
Margin	*78.1%*	*74.8%*	*56.0%*	*54.5%*	*48.0%*	*43.4%*	*40.7%*	*33.4%*	*29.0%*
(-) Corporate Overhead	(9,292.0)	(7,831.0)	(7,422.0)	(6,885.0)	(6,899.0)	(6,913.0)	(6,928.0)	(6,944.0)	(6,961.0)
Growth	*NA*	*(15.7%)*	*(5.2%)*	*(7.2%)*	*0.2%*	*0.2%*	*0.2%*	*0.2%*	*0.2%*
EBITDA (Post-Corporate Overhead)	$11,328.0	$8,607.0	$1.0	($414.0)	($1,917.0)	($2,720.0)	($3,250.0)	($4,246.0)	($4,745.0)
Growth	*NA*	*(24.0%)*	*(100.0%)*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*
Margin	*42.9%*	*39.2%*	*0.0%*	*(3.5%)*	*(18.5%)*	*(28.2%)*	*(35.9%)*	*(52.6%)*	*(62.2%)*

(1) Excludes interest income attributable to U.S. Treasuries

Source: First Revised Management Projections, as provided to Lincoln by Management on January 6, 2020

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

44

DRAFT Source: Adjusted Management Projections, as provided to the Special Committee by Lincoln on January 13, 2020 Summary of Key Changes from January 16, 2020 Presentation Historical and Projected Financial Statements – Adjusted Management Projections Historical and Projected Financial Statements - Adjusted Management Projections ($ in Thousands) Fiscal Year Ended September 30, 2018A 2019A 2020P 2021P 2022P 2023P 2024P 2025P 2026P Consumer Receivables $15,863.0 $14,050.0 $9,106.0 $7,161.0 $5,624.0 $4,601.0 $3,816.0 $2,671.0 $2,051.0 Personal Injury Claims Funding 1,754.0 2,202.0 84.0 151.0 202.0 422.0 498.0 579.0 660.0 Smal l Bus ines s Lending Fee Income 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 GAR 4,598.0 4,861.0 3,952.0 4,528.0 4,542.0 4,633.0 4,726.0 4,821.0 4,917.0 Total Revenue $22,215.0 $21,113.0 $13,142.0 $11,840.0 $10,368.0 $9,656.0 $9,040.0 $8,071.0 $7,628.0 Growth NA (5.0%) (37.8%) (9.9%) (12.4%) (6.9%) (6.4%) (10.7%) (5.5%) (+) Other Income (1) 4,179.0 862.0 115.0 27.0 5.0 5.0 5.0 5.0 5.0 Total Income $26,394.0 $21,975.0 $13,257.0 $11,867.0 $10,373.0 $9,661.0 $9,045.0 $8,076.0 $7,633.0 (-) General & Admini s trative Expenses (5,774.0) (5,537.0) (5,834.0) (5,396.0) (5,391.0) (5,468.0) (5,367.0) (5,378.0) (5,417.0) EBITDA (Pre-Corporate Overhead) $20,620.0 $16,438.0 $7,423.0 $6,471.0 $4,982.0 $4,193.0 $3,678.0 $2,698.0 $2,216.0 Growth NA (20.3%) (54.8%) (12.8%) (23.0%) (15.8%) (12.3%) (26.6%) (17.9%) Margin 78.1% 74.8% 56.0% 54.5% 48.0% 43.4% 40.7% 33.4% 29.0% (-) Corporate Overhead (9,292.0) (7,831.0) (7,422.0) (6,470.1) (4,981.3) (4,192.4) (3,677.5) (2,697.6) (2,215.7) Growth NA (15.7%) (5.2%) (12.8%) (23.0%) (15.8%) (12.3%) (26.6%) (17.9%) EBITDA (Pos t-Corporate Overhead) $11,328.0 $8,607.0 $1.0 $0.9 $0.7 $0.6 $0.5 $0.4 $0.3 Growth NA (24.0%) (100.0%) (12.8%) (23.0%) (15.8%) (12.3%) (26.6%) (17.9%) Margin 42.9% 39.2% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% (1) Excludes interes t income attributable to U.S. Treasuries 45

Summary of Key Changes from January 16, 2020 Presentation
Historical and Projected Financial Statements – Management Projections

DRAFT

Historical and Projected Financial Statements - Management Projections
($ in Thousands)

Fiscal Year Ended September 30,	2019A	2020P	2021P	2022P	2023P	2024P	2025P	2026P
Consumer Receivables	$14,050.0	$10,498.0	$7,889.0	$6,138.0	$5,022.0	$4,214.0	$2,915.0	$2,239.0
Personal Injury Claims Funding	2,202.0	733.0	661.0	1,739.0	2,344.0	2,370.0	2,361.0	2,361.0
Small Business Lending Fee Income	0.0	0.0	923.0	2,407.0	4,087.0	5,549.0	5,857.0	6,197.0
GAR	4,861.0	3,772.0	4,528.0	4,542.0	4,633.0	4,726.0	4,821.0	4,917.0
Total Revenue	$21,113.0	$15,003.0	$14,001.0	$14,826.0	$16,086.0	$16,859.0	$15,954.0	$15,714.0
Growth	*n/a*	*(28.9%)*	*-6.68%*	*5.89%*	*8.50%*	*4.81%*	*(5.4%)*	*(1.5%)*
(+) Other Income (1)	862.0	118.0	27.0	5.0	5.0	5.0	5.0	5.0
Total Income	$21,975.0	$15,121.0	$14,028.0	$14,831.0	$16,091.0	$16,864.0	$15,959.0	$15,719.0
(-) General & Administrative Expenses	(5,537.0)	(4,531.0)	(6,166.0)	(7,084.0)	(7,944.0)	(8,493.0)	(8,633.0)	(8,888.0)
EBITDA (Pre-Corporate Overhead)	$16,438.0	$10,590.0	$7,862.0	$7,747.0	$8,147.0	$8,371.0	$7,326.0	$6,831.0
Growth	*n/a*	*(35.6%)*	*(25.8%)*	*(1.5%)*	*5.2%*	*2.7%*	*(12.5%)*	*(6.8%)*
Margin	*74.8%*	*70.0%*	*56.0%*	*52.2%*	*50.6%*	*49.6%*	*45.9%*	*43.5%*
(-) Corporate Overhead	(7,831.0)	(7,490.0)	(6,546.0)	(6,182.0)	(6,012.0)	(5,258.0)	(4,837.0)	(4,713.0)
Growth	*n/a*	*(4.4%)*	*(12.6%)*	*(5.6%)*	*(2.7%)*	*(12.5%)*	*(8.0%)*	*(2.6%)*
EBITDA (Post-Corporate Overhead)	$8,607.0	$3,100.0	$1,316.0	$1,565.0	$2,135.0	$3,113.0	$2,489.0	$2,118.0
Growth	*n/a*	*(64.0%)*	*(57.5%)*	*18.9%*	*36.4%*	*45.8%*	*(20.0%)*	*(14.9%)*
Margin	*39.2%*	*20.5%*	*9.4%*	*10.6%*	*13.3%*	*18.5%*	*15.6%*	*13.5%*

(1) Excludes interest income attributable to U.S. Treasuries

Source: Management Projections, as provided to Lincoln by Management on February 21, 2020

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

46

DRAFT Preliminary Valuation Support Historical and Projected Financial Statements - Consumer Receivables (U.S.) Source: Management Projections Historical and Projected Financial Performance - Consumer Receivables (U.S.) (1) ($ in Thousands) Consumer Receivables (U.S.) Projections Long-Term Projections '19A - '29P '20P - '29P FY Ending September 30, 2018A 2019A LTM (2) 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P 2029P CAGR Avg. Finance Income $12,190.4 $10,797.1 $10,518.9 $8,364.6 $6,465.9 $5,241.4 $4,355.6 $3,660.0 $2,777.0 $2,239.0 $1,791.2 $1,433.0 $1,146.4 (20.1%) Other Income $3,133.1 $594.0 $567.9 $90.7 $20.7 $3.8 $3.8 $3.8 $3.8 $5.0 $5.0 $5.0 $5.0 (38.0%) Total Revenue $15,323.4 $11,391.1 $11,086.8 $8,455.2 $6,486.7 $5,245.2 $4,359.4 $3,663.8 $2,780.8 $2,244.0 $1,796.2 $1,438.0 $1,151.4 (20.5%) Growth NA (25.7%) (38.6%) (25.8%) (23.3%) (19.1%) (16.9%) (16.0%) (24.1%) (19.3%) (20.0%) (19.9%) (19.9%) (-) Total Operating Expenses ($1,323.3) ($1,656.1) ($1,296.4) ($919.9) ($910.9) ($867.4) ($749.9) ($656.9) ($625.0) ($584.0) ($584.0) ($584.0) ($584.0) (9.9%) EBITDA $14,000.1 $9,735.1 $9,790.4 $7,535.4 $5,575.7 $4,377.8 $3,609.5 $3,006.9 $2,155.8 $1,660.0 $1,212.2 $854.0 $567.4 (24.7%) Margin 91.4% 85.5% 88.3% 89.1% 86.0% 83.5% 82.8% 82.1% 77.5% 74.0% 67.5% 59.4% 49.3% 75.1% Growth NA (30.5%) (39.6%) (22.6%) (26.0%) (21.5%) (17.5%) (16.7%) (28.3%) (23.0%) (27.0%) (29.6%) (33.6%) Net Working Capital $3,461.2 $1,739.8 $1,436.3 $1,016.7 $342.7 $120.7 $67.6 $55.3 $37.7 $29.2 $23.4 $18.7 $15.0 (37.8%) as a % of Total Revenue 22.6% 15.3% 13.0% 12.0% 5.3% 2.3% 1.6% 1.5% 1.4% 1.3% 1.3% 1.3% 1.3% 2.9% (1) Total operating expenses have been allocated between the U.S. and International Consumer Receivables Segments based on each of the U.S. and International Segment's respective total revenue contribution (2) Latest twelve months ended December 31, 2019 47

DRAFT

Preliminary Valuation Support

Historical and Projected Financial Statements - Consumer Receivables (International)

Historical and Projected Financial Performance - Consumer Receivables (International) (1)

($ in Thousands)

				Consumer Receivables (International) Projections						'19A - '25P	'20P - '25P
FY Ending September 30,	2018A	2019A	LTM (2)	2020P	2021P	2022P	2023P	2024P	2025P	CAGR	Avg.
Finance Income	$3,672.6	$3,252.9	$3,169.1	$2,133.4	$1,423.1	$896.6	$666.4	$554.0	$138.0	(40.9%)	
Other Income	943.9	179.0	171.1	27.3	6.3	1.2	1.2	1.2	1.2	(56.8%)	
Total Revenue	$4,616.6	$3,431.9	$3,340.2	$2,160.8	$1,429.3	$897.8	$667.6	$555.2	$139.2	(41.4%)	
Growth	*NA*	*(25.7%)*	*(38.6%)*	*(37.0%)*	*(33.9%)*	*(37.2%)*	*(25.6%)*	*(16.8%)*	*(74.9%)*		
(-) Total Operating Expenses	($398.7)	($498.9)	($390.6)	($277.1)	($226.1)	($164.6)	($127.1)	($110.1)	($34.0)	(36.1%)	
EBITDA	$4,217.9	$2,932.9	$2,949.6	$1,883.6	$1,203.3	$733.2	$540.5	$445.1	$105.2	(42.6%)	
Margin	*91.4%*	*85.5%*	*88.3%*	*87.2%*	*84.2%*	*81.7%*	*81.0%*	*80.2%*	*75.6%*		*81.6%*
Growth	*NA*	*(30.5%)*	*(39.6%)*	*(35.8%)*	*(36.1%)*	*(39.1%)*	*(26.3%)*	*(17.7%)*	*(76.4%)*		
Net Working Capital	$1,042.8	$524.2	$432.7	$306.3	$103.3	$36.3	$20.4	$16.7	$11.3	(47.2%)	
as a % of Total Revenue	*22.6%*	*15.3%*	*13.0%*	*14.2%*	*7.2%*	*4.0%*	*3.1%*	*3.0%*	*8.2%*		*6.6%*

(1) Total operating expenses were allocated between the U.S. and International Consumer Receivables Segments based on each of the U.S. and International Segment's respective total revenue contribution

(2) Latest twelve months ended December 31, 2019

Source: Management Projections

LINCOLN INTERNATIONAL

Asta FUNDING, INC.

48

Preliminary Valuation Support
Portfolio Details - Arthur Funding

Arthur Funding - Portfolio Overview

($ actual)

Date Funded	Redacted Client Name	Funded Amount
05/22/19	Client 1	$ 8,532.50
06/20/19	Client 1	2,000.00
07/25/19	Client 1	1,500.00
08/29/19	Client 1	2,500.00
09/30/19	Client 1	3,000.00
10/25/19	Client 1	5,000.00
12/23/19	Client 1	2,500.00
02/19/20	Client 1	1,500.00
06/06/19	Client 2	35,604.00
07/05/19	Client 2	1,000.00
08/05/19	Client 2	1,000.00
09/05/19	Client 2	1,000.00
10/04/19	Client 2	1,000.00
11/05/19	Client 2	1,000.00
12/05/19	Client 2	1,000.00
01/06/20	Client 2	1,000.00
02/05/20	Client 2	1,000.00
06/06/19	Client 3	34,370.00
07/15/19	Client 3	4,000.00
08/15/19	Client 3	4,000.00
09/16/19	Client 3	4,000.00
10/15/19	Client 3	4,000.00
11/15/19	Client 3	4,000.00
12/11/19	Client 3	1,500.00
12/13/19	Client 3	4,000.00
01/21/20	Client 3	4,000.00
02/13/20	Client 3	4,500.00
06/11/19	Client 4	1,355.34
08/16/19	Client 4	10,000.00
08/28/19	Client 4	1,500.00

Arthur Funding - Portfolio Overview

($ actual)

Date Funded	Redacted Client Name	Funded Amount
10/01/19	Client 4	1,500.00
11/01/19	Client 4	1,500.00
11/27/19	Client 4	1,500.00
01/06/20	Client 4	1,500.00
02/03/20	Client 4	1,500.00
06/13/19	Client 5	3,460.00
07/05/19	Client 5	1,000.00
07/25/19	Client 5	10,000.00
09/03/19	Client 5	2,000.00
10/15/19	Client 5	1,500.00
12/09/19	Client 5	2,500.00
01/16/20	Client 5	2,000.00
02/10/20	Client 5	1,500.00
06/17/19	Client 6	37,500.00
07/26/19	Client 7	17,245.50
09/09/19	Client 7	1,000.00
11/22/19	Client 7	1,000.00
02/03/20	Client 7	1,000.00
07/30/19	Client 8	2,000.00
09/10/19	Client 8	2,000.00
10/04/19	Client 8	2,500.00
12/04/19	Client 8	2,500.00
01/02/20	Client 8	1,000.00
09/05/19	Client 9	5,000.00
11/05/19	Client 10	10,000.00
02/24/20	Client 11	5,000.00
02/28/20	Client 12	5,000.00
Total		**$275,567.34**

Source: Management

DRAFT

LINCOLN INTERNATIONAL

Asta Funding, Inc.

49

DRAFT Preliminary Valuation Support Portfolio Details - Arthur Funding (continued) Source: Management Arthur Funding - Portfolio Fundings by Client ($ actual) Date Funded Redacted Client Name Funded Amount Various Client 1 $26,532.50 Various Client 2 43,604.00 Various Client 3 68,370.00 Various Client 4 20,355.34 Various Client 5 23,960.00 6/17/2019 Client 6 37,500.00Various Client 7 20,245.50 Various Client 8 10,000.00 9/5/2019 Client 9 5,000.00 11/5/2019 Client 10 10,000.00 2/24/2020 Client 11 5,000.00 2/28/2020 Client 12 5,000.00 Total $275,567.34 Arthur Funding - Portfolio Fundings by Month ($ actual) Month Funded Funded Amount May-19 $8,532.50 Jun-19 114,289.34 Jul-19 36,745.50 Aug-19 19,000.00 Sep-19 18,000.00 Oct-19 15,500.00 Nov-19 19,000.00  Dec-19 14,000.00 Jan-20 9,500.00 Feb-20 21,000.00 Total $275,567.34 50

Preliminary Valuation Support – GAR & Personal Injury

Selected Public Companies - Valuation Multiples

DRAFT

Selected Public Companies Analysis - Enterprise Valuation Multiples

($ in millions)

Company Name	Stock Price as of 3/12/20	% of 52 Week High	Enterprise Value	Enterprise Value as a Multiple of LTM EBITDA	2020 EBITDA	2021 EBITDA	LTM Revenue
Arrow Global Group PLC	$1.96	51.14%	NA	NMF	NMF	NMF	NMF
Axactor SE	0.63	26.87%	$1,042	3.3x	2.3x	2.4x	3.26x
Cembra Money Bank AG	94.36	72.58%	NA	NMF	NMF	NMF	NMF
Collection House Limited	0.68	79.49%	195	1.7x	1.8x	1.8x	1.73x
Credit Acceptance Corporation	368.42	72.24%	NA	NMF	NMF	NMF	NMF
Encore Capital Group, Inc.	33.29	82.89%	4,460	3.2x	3.0x	2.8x	3.17x
KRUK Spółka Akcyjna	22.23	45.15%	1,067	3.2x	3.1x	3.0x	3.23x
PRA Group, Inc.	31.48	79.54%	4,267	4.2x	3.8x	3.5x	4.20x
Average	$69.13	63.74%	$2,206	3.1x	2.8x	2.7x	3.12x
Median	26.86	72.41%	1,067	3.2x	3.0x	2.8x	3.23x

Selected Public Companies Analysis - Equity Valuation Multiples

($ in millions)

Company Name	Stock Price as of 3/12/20	% of 52 Week High	Market Capitalization	Equity Value as a Multiple of Book Value	Tangible Book Value	LTM Earnings
Arrow Global Group PLC	$1.96	51.14%	$344	1.33x	NMF	7.8x
Axactor SE	0.63	26.87%	117	0.31x	0.43x	6.0x
Cembra Money Bank AG	94.36	72.58%	2,772	2.46x	3.19x	16.5x
Collection House Limited	0.68	79.49%	97	0.59x	0.69x	4.4x
Credit Acceptance Corporation	368.42	72.24%	6,742	2.89x	2.89x	10.7x
Encore Capital Group, Inc.	33.29	82.89%	1,035	1.01x	NMF	6.2x
KRUK Spółka Akcyjna	22.23	45.15%	422	0.82x	0.86x	5.9x
PRA Group, Inc.	31.48	79.54%	1,430	1.22x	2.09x	16.7x
Average	$69.13	63.74%	$1,620	1.33x	1.69x	9.3x
Median	26.86	72.41%	729	1.12x	1.47x	7.0x

Source: S&P Capital IQ and Public Filings

LINCOLN INTERNATIONAL

Asta Funding, Inc.

51

Preliminary Valuation Support – Small Business Lending
Selected Public Companies - Valuation Multiples

Selected Public Companies Analysis - Enterprise Valuation Multiples
($ in millions)

Company Name	Stock Price as of 3/12/20	% of 52 Week High	Enterprise Value	Enterprise Value as a Multiple of LTM EBITDA	2020 EBITDA	2021 EBITDA	LTM Revenue
Atlanticus Holdings Corporation	$7.80	42.67%	NA	NMF	NMF	NMF	NMF
Enova International, Inc.	15.24	47.70%	NA	NMF	NMF	NMF	NMF
EZCORP, Inc.	3.83	34.04%	546	0.6x	0.6x	0.6x	0.64x
Marlin Business Services Corp.	12.08	47.48%	NA	NMF	NMF	NMF	NMF
On Deck Capital, Inc.	1.44	24.32%	NA	NMF	NMF	NMF	NMF
Regional Management Corp.	20.39	58.37%	1,049	3.1x	2.6x	2.3x	3.07x
World Acceptance Corporation	58.00	33.00%	1,115	1.9x	1.9x	1.8x	1.91x
Average	16.97	41.08%	903	1.9x	1.7x	1.5x	1.9x
Median	12.08	42.67%	1,049	1.9x	1.9x	1.8x	1.9x

Selected Public Companies Analysis - Equity Valuation Multiples
($ in millions)

Company Name	Stock Price as of 3/12/20	% of 52 Week High	Market Capitalization	Equity Value as a Multiple of Book Value	Tangible Book Value	LTM Earnings
Atlanticus Holdings Corporation	$7.80	42.67%	$112	NMF	NMF	2.5x
Enova International, Inc.	15.24	47.70%	495	1.33x	7.34x	4.1x
EZCORP, Inc.	3.83	34.04%	213	0.28x	0.56x	29.8x
Marlin Business Services Corp.	12.08	47.48%	145	0.67x	0.72x	5.5x
On Deck Capital, Inc.	1.44	24.32%	96	0.33x	0.33x	4.0x
Regional Management Corp.	20.39	58.37%	225	0.74x	0.77x	5.4x
World Acceptance Corporation	58.00	33.00%	419	1.07x	1.16x	10.8x
Average	$16.97	41.08%	$243	0.74x	1.81x	8.9x
Median	12.08	42.67%	213	0.71x	0.74x	5.4x

Source: S&P Capital IQ and Public Filings

DRAFT

LINCOLN INTERNATIONAL

Asta Funding, Inc.

52

Preliminary Valuation Support
Selected M&A Transactions Analysis

Selected M&A Transactions Analysis
($ in millions)

Closed Date	Target	Acquirer	Target Description	Equity Value	Equity Value / Book Value	Equity Value / LTM Earnings
Jul-14	Aktiv Kapital ASA	Portfolio Recovery Associates, Inc. (nka PRA Group, Inc.)	As of July 16, 2014, Aktiv Kapital ASA was acquired by PRA Group, Inc. Aktiv Kapital ASA, together with its subsidiaries, engages in the acquisition, collection, and management of unsecured non-performing loans.	$872.6	2.02x	6.1x
Jun-13	Asset Acceptance Capital Corp.	Encore Capital Group, Inc.	Asset Acceptance Capital Corp. engages in the purchase and collection of defaulted and charged-off accounts receivable portfolios from consumer credit originators in the United States.	215.2	1.43x	36.6x
Mar-12	Aktiv Kapital ASA	Geveran Trading Co., Ltd.	As of July 16, 2014, Aktiv Kapital ASA was acquired by PRA Group, Inc. Aktiv Kapital ASA, together with its subsidiaries, engages in the acquisition, collection, and management of unsecured non-performing loans.	1,416.3	0.94x	5.4x
Average				$834.7	1.46x	16.0x
Median				872.6	1.43x	6.1x

DRAFT

Source: S&P Capital IQ and Public Filings

LINCOLN INTERNATIONAL

Asta Funding, Inc.

53

Fully-Diluted Shares Outstanding Appendix B

DRAFT Fully-Diluted Shares Outstanding Source: Management (1) Shares outstanding as of February 18, 2020 (2) Dilution from outstanding options was calculated using the Treasury Stock Method and Lincoln’s range of per (2) share value indications ($11.28 / $11.46 / $11.68, respectively) Fully-Diluted Shares Outstanding Low Mid High Shares Outstanding (1) 6,567,765 6,567,765 6,567,765 Options Outstanding (2) 198,550 206,842 216,449 Fully-Diluted Shares Oustanding 6,766,315 6,774,607 6,784,214 55

Asta Trading Analysis Appendix C

Asta Trading Analysis

Ownership and Common Stock Overview

Shareholder	Total Shares	% of Total
Stern, Ricky	1,178,382	17.9%
GMS Family Investors LLC	871,500	13.3%
Asta Group, Inc.	842,000	12.8%
Stern, Gary	691,165	10.5%
RBF Capital LLC	400,000	6.1%
BlackRock, Inc.	278,304	4.2%
Emily Stern 2012 Gst Trust	187,590	2.9%
Dimensional Fund Advisors L.P.	84,433	1.3%
Bridgeway Capital Management, Inc.	83,600	1.3%
Geode Capital Management, LLC	39,457	0.6%
Top 10 Shareholders	**4,656,431**	**70.9%**
All Other Shareholders	1,911,334	29.1%
Total Shares Outstanding	**6,567,765**	**100.0%**



Institutional 8.5%
Public and Other 34.1%
Insiders 57.4%

Asta - Common Stock Overview	
Stock Price as of March 12, 2020	$10.38
Stock Price as of March 12, 2019	4.80
Stock Price as of March 12, 2018	4.20
30-Day Volume Weighted Average Price ("VWAP")	$9.94
60-Day VWAP	10.09
90-Day VWAP	10.17
52-Week Average Closing Price	$7.84
52-Week High Closing Price	10.43
52-Week Low Closing Price	4.27
104-Week Average Closing Price	$5.85
104-Week High Closing Price	10.43
104-Week Low Closing Price	2.85

Source: S&P Capital IQ

Asta - Historical Daily Trading Volume					
One-Week Average	16,013	Two -Week Average	10,808	One-Month Average	6,827
% of Shares Outstanding	0.2%	% of Shares Outstanding	0.2%	% of Shares Outstanding	0.1%
% of Float	0.7%	% of Float	0.5%	% of Float	0.3%
Two-Month Average	5,019	Six-Month Average	4,223	One-Year Average	5,327
% of Shares Outstanding	0.1%	% of Shares Outstanding	0.1%	% of Shares Outstanding	0.1%
% of Float	0.2%	% of Float	0.2%	% of Float	0.2%
Two-Year Average	6,088	Three-Year Average	9,584	Four-Year Average	13,010
% of Shares Outstanding	0.1%	% of Shares Outstanding	0.1%	% of Shares Outstanding	0.2%
% of Float	0.3%	% of Float	0.4%	% of Float	0.5%
Total Shares Outstanding	6,567,765				
Public Float Shares	2,374,630				
Public Float %	36.2%				

Source: S&P Capital IQ and Company SEC filings
Notes: "Insiders" in the pie chart above includes the holdings of: (i) Ricky Stern, (ii) GMS Family Investors LLC, (iii) Asta Group, Inc., (iv) Gary Stern, and (v) Emily Stern 2012 Gst Trust

DRAFT

LINCOLN INTERNATIONAL
Asta FUNDING, INC.
57

DRAFT Asta Trading Analysis 2-Year Trading History Source: S&P Capital IQ 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 Volume (thousands) Share Price Consideration: $11.05 Gary Stern offer to take the Company private on October 30, 2019 at $10.75 per share 58

Illustrative Premiums Paid Analysis Appendix D

DRAFT Illustrative Premiums Paid Analysis Source: S&P Capital IQ Notes: Data excludes negative premiums, includes only announced, effective, and closed deals over the prior five years, and includes transactions with a majority shareholder purchasing remaining shares Illustrative Premiums Paid Analysis Stock Price Premium (Median) Criteria Number of Transactions 1-Day Prior (%) 1-Week Prior (%) 1-Month Prior (%) All Diversified Financials Deals 41 20.7% 27.6% 21.5% All Deals with Enterprise Value < $500 million 217 17.8% 20.0% 18.8% All United States Deals 28 30.2% 31.6% 37.2% All Deals with Majority Shareholder Purchasing Remaining Shares 367 17.2% 18.8% 19.5% Asta - Stock Price as of October 30, 2019 (1) $6.79 $6.70 $7.00 Proposed Transaction @ $11.05 62.7% 64.9% 57.9% Asta - 1-Year Trailing VWAP as of October 30, 2019 (1) $5.77 Proposed Transaction @ $11.05 91.7% Asta - Stock Price as of March 12, 2020 $9.53 $9.97 $10.31 Proposed Transaction @ $11.05 15.9% 10.8% 7.1% Asta - 1-Year Trailing VWAP as of March 12, 2020 $7.84 Proposed Transaction @ $11.05 15.2% 60